Sub-Item 77C - Submission of Matters
 to a Vote of Securities Holders		Y

(a)  A special meeting was held on
 September 4, 1998.

(c)  The matter voted upon at the
 special meeting was approval of a
 new subadvisory agreement pursuant
 to which Bradley, Foster & Sargent,
 Inc. would serve as subadviser to
 the Aetna Value Opportunity Fund and
 appointment of Peter Canoni to
 serve as portfolio manager.

Number of affirmative votes: 475,255.028
Number of negative votes:	 0
Number of abstaining votes:    16,915.554

Total votes:		492,160.582



Sub-Item 77H - Changes in Control
 of Registrant					Y

On September 4, 1998, Bradley, Foster
 & Sargent was appointed as subadviser
 to Aetna Value Opportunity Fund ("Fund").
  As subadviser, Bradley is responsible
 for making equity investment decisions
 for the Fund.


Sub-Item 77I - Terms of New or Amended
 Securities				Y

Pursuant to Articles Second of the
 Articles Supplementary for Aetna Series
 Fund, Inc. ("Corporation"), effective
 June 24, 1998, the Board of Directors
 of the Corporation designated and
 classified two billion, nine hundred
 million (2,900,000,000) shares of
 stock of the Corporation as a new
 "Class C" of each series.  With
 respect to each series, except
 for Aetna Money Market Fund, one
 hundred million (100,000,000) shares
 of stock were designated as Class C.
  With respect to Aetna Money Market
 Fund, 1 billion
 were designated as Class C.

Each new series has the preferences,
 rights, voting powers, restrictions,
 limitations as to dividends,
 qualifications and terms and
 conditions of redemption of shares
 as referred to in the Articles
 Supplementary.






EXHIBITS


77Q1(a) - Articles Supplementary
 (June 25, 1998):

	Incorporated herein by reference to
 Post-Effective Amendment No. 26 to
 Registration Statement on Form N-1A,
 (File No. 33-41694), as filed
 electronically with the Securities
 and Exchange Commission on June 29, 1998.

77Q1(e) - Subadvisory Agreement:

Incorporated herein by reference to
 Post-Effective Amendment No. 28 to
 Registration Statement on Form N-1A,
 (File No. 33-41694), as filed
 electronically with the Securities
 and Exchange Commission on
 September 30, 1998.
4

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